UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 28, 2012

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

The name and address of each registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION
WISCONSIN ELECTRIC POWER COMPANY

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Kristine A. Rappé, Senior Vice President and Chief Administrative Officer of Wisconsin Energy Corporation, Wisconsin Electric Power Company and Wisconsin Gas LLC (collectively, the "Companies"), has elected to conclude her employment with the Companies effective February 28, 2013, in conjunction with an organizational restructuring. Ms. Rappé entered into a Separation Agreement and General Release effective December 28, 2012 (the "Agreement"). Pursuant to the terms of the Agreement, Ms. Rappé will receive payments totaling $2,500,000 in lieu of any compensation she may have otherwise been entitled to under the Companies' severance plan or her Amended and Restated Senior Officer, Change in Control, Severance and Non-Compete Agreement dated December 30, 2008. In addition, Ms. Rappé will be deemed to be fully vested under her Supplemental Executive Retirement Plan Benefit B payable under the Wisconsin Energy Corporation Supplemental Pension Plan as if she had attained the age of 60 while employed by the Companies. Wisconsin Energy will pay for financial planning services for Ms. Rappé through December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: January 4, 2013	Stephen P. Dickson - Vice President and Controller

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ STEPHEN P. DICKSON
Date: January 4, 2013	Stephen P. Dickson - Vice President and Controller